Long Blockchain Corp. Appoints Loretta Joseph to Board of Directors

Farmingdale, NY (February 28, 2018) – Long Blockchain Corp. (NasdaqCM: LBCC) (the “Company”) today announced the appointment of Loretta Joseph to the Company’s Board of Directors. Ms. Joseph will serve as an independent director.

Ms. Joseph has over 25 years of experience in the global financial services industry, and is a Blockchain and technology advisor to companies, organizations and governments. She has held senior positions at investment banks across Asia and India where she was responsible for managing multiple asset classes and emerging markets environments, including RBS, Macquarie Group, Deutsche Bank, Credit Suisse and Elara Capital. Ms. Joseph has advised international banks, and global hedge and pension funds in the areas of portfolio management and exposure to derivatives and related products in emerging markets.

Ms. Joseph serves as the Chair of the Advisory Board of ADCCA (Australian Digital Currency and Commerce Association), an advocacy group dedicated to ensuring the responsible adoption of Blockchain regulation. She also sits on the advisory boards of UWS Business School and Blume Ventures, one of India’s leading tech-focused early stage VCs, and is an adjunct fellow at UWS Australia. She received Fintech Australia’s “FinTech Leader of 2017” and “Female Leader of 2016” awards, and the “Alumni Award for Social Impact” in 2016 from Sancta Sophia College.

Shamyl Malik, Chief Executive Officer of the Company, stated, “Loretta brings an exceptional record of achievement in global financial services and Blockchain advocacy, and we are fortunate to have her as a member of our Board. She embodies the type of individual we are seeking to help lead our continuing progression towards developing scalable and sustainable Blockchain solutions for the global financial markets.”

Ms. Joseph added, “I am impressed with Long Blockchain’s strategy and evolving platform, and share the Company’s optimism for this emerging and exciting industry.”

About Long Blockchain Corp.

Long Blockchain Corp. is focused on developing and investing in globally scalable blockchain technology solutions. It is dedicated to becoming a significant participant in the evolution of blockchain technology that creates long term value for its shareholders and the global community by investing in and developing businesses that are “on-chain”. Blockchain technology is fundamentally changing the way people and businesses transact, and the Company will strive to be at the forefront of this dynamic industry, actively pursuing opportunities. Its wholly-owned subsidiary Long Island Brand Beverages, LLC operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. For more information on the Company, please visit www.longblockchain.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Shamyl Malik

Long Blockchain Corp.

1-855-452-LBCC

info@longblockchain.com